UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 17, 2016, the Board of Directors of Molson Coors Brewing Company (the “Company”) appointed Tracey Joubert as the Company’s Chief Financial Officer.

On November 22, 2016, the Company and Ms. Joubert executed an offer letter (the “Offer Letter”). The material terms of the Offer Letter include: (i) an annual base salary of $650,000; (ii) eligibility to earn an annual cash bonus targeted at 75% of base salary; (iv) eligibility to receive annual grants of equity awards at a current annual target of $1 million; and (v) certain relocation assistance to move to the Company’s Denver, Colorado headquarters.

Ms. Joubert will also be eligible to participate in the Company’s benefit plans, including the Severance Pay Plan. The Offer Letter also provides for vacation, life insurance and executive financial planning benefits. Ms. Joubert will be required to sign a non-compete and confidentiality agreement.

The foregoing description of Ms. Joubert’s Offer Letter is qualified in its entirety by reference to Ms. Joubert’s Offer Letter, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Tracey Joubert and Molson Coors Brewing Company

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	November 23, 2016	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal and Corporate Affairs Officer

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter between Tracey Joubert and Molson Coors Brewing Company